UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2023

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

135 San Lorenzo Avenue, Suite 600, Coral Gables, FL 33146

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:(305) 668-8485

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement

On October 13, 2023, KDM MFB LLC, a Delaware limited liability company (the “KDM Sub”), a wholly owned subsidiary of by Korth Direct Mortgage Inc.(the “Company) entered into a $100,000,000 Master Repurchase and Securities Contract credit facility with Churchill MRA Funding I LLC (the “Agreement”). The Company will use the credit facility provided by the Agreement (the “Line”) to finance the Company’s expansion of its lending operations in multi-family and multifamily bridge financing.

Pursuant to the Agreement, the Company, through the KDM Sub, may borrow against the Line to issue first priority commercial mortgages on the real property assets described above (the “Loans”). Each of the Loans will be issued in accordance with the underwriting and ratings criteria outlined in the Agreement. Churchill will purchase the Loans to provide the funds under the Line, and the KDM Sub will repurchase the Loans from Churchill coincident with securitization or other disposition or pooling of the Loans under the terms and timeframes set forth in more detail in the Agreement. The Loans may also remain on the Line without repurchase by the KDM Sub where the Loan has a maturity of 3 years or less.

The Agreement is secured by collateral specified in the Agreement, which includes among other things, the Loans. The Agreement contains financial covenants of the Company and KDM Sub, including limitations on the incurrence of certain debt and requirements to maintain certain financial ratios and minimum net worth. Additionally, in order to provide surety to Churchill, the Company has provided a limited guaranty guaranteeing payment for a limited set of events outlined in Section 2 of the Limited Guaranty. The Company has agreed to certain financial and liquidity covenants in the Limited Guaranty.

The foregoing descriptions of the Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement and of the Company’s limited guaranty attached hereto as Exhibits1.01 and 1.02, which are incorporated by reference herein. The attached agreements have been redacted to remove any confidential information or commercially sensitive materials.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

1.01	Master Repurchase Agreement and Securities Contract dated October 13, 2023 between KDM MFB LLC and Churchill MRA Funding I LLC and Korth Direct Mortgage Inc. as Guarantor.

1.02	Limited Guaranty between Korth Direct Mortgage Inc. and Churchill MRA Funding I LLC dated as of October 13, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2023	KORTH DIRECT MORTGAGE INC.

	By:	/s/ Holly C. MacDonald-Korth
Holly C. MacDonald-Korth,
Chief Executive Officer